RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2004-QS16 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS16

     $ 9,004,174                  0.00%             CLASS I-A-P CERTIFICATES
      $ 105,670                   0.00%             CLASS II-A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated December 23, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 23, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P Certificates and the Class II-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P Certificates and the Class II-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class I-A-P Certificates and the Class II-A-P Certificates. It is expected that delivery of the Class I-A-P Certificates and the Class II-A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class I-A-P Certificates and the Class II-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P Certificates and the Class II-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P Certificates and Class II-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P Certificates and the Class II-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P Certificates and the Class II-A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE GROUP I LOANS

                                               NUMBER                                          WEIGHTED
                                                 OF                    PERCENT OF   AVERAGE    AVERAGE
                                               GROUP I    PRINCIPAL     GROUP I     PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   --------    --------   --------
620 - 639 ................................          15   $  1,522,738       1.53%   $101,516      84.54%
640 - 659 ................................          35      3,465,403       3.49      99,012      75.43
660 - 679 ................................          42      5,000,482       5.04     119,059      67.57
680 - 699 ................................         127     18,689,438      18.83     147,161      69.18
700 - 719 ................................         137     20,032,517      20.18     146,223      70.39
720 - 739 ................................         128     17,420,158      17.55     136,095      69.29
740 - 759 ................................          92     12,373,932      12.46     134,499      67.31
760 - 779 ................................          88     10,878,585      10.96     123,620      69.91
780 - 799 ................................          59      8,773,774       8.84     148,708      61.30
800 or greater ...........................          10      1,118,120       1.13     111,812      62.82
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437      68.89%
                                             =========   ============   ========

         The minimum and maximum credit scores of the group I loans were 622 and 814, respectively, and the weighted average credit score of the group I loans was approximately 723.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         403   $ 67,313,321      67.80%   $167,031        718      68.97%
Second/Vacation ..........................          17      4,143,563       4.17     243,739        736      66.57
Non Owner-occupied .......................         313     27,818,261      28.02      88,876        734      69.06
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

                                         MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................         177   $ 23,290,637      23.46%   $131,586        736      73.52%
Rate/Term Refinance ......................         196     24,453,391      24.63     124,762        719      66.79
Equity Refinance .........................         360     51,531,118      51.91     143,142        720      67.80
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

                                   MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         509   $ 67,257,901      67.75%   $132,137        723      69.22%
Two-to-four family units .................         101     12,981,302      13.08     128,528        738      66.04
Planned Unit Developments (detached) .....          66     12,213,114      12.30     185,047        714      71.01
Condo Low-Rise (less than 5 stories) .....          35      3,424,747       3.45      97,850        710      65.80
Planned Unit Developments (attached) .....           9      1,097,664       1.11     121,963        725      69.87
Townhouse ................................           7        952,602       0.96     136,086        704      76.10
Condo Mid-Rise (5 to 8 stories) ..........           2        698,523       0.70     349,261        745      59.12
Condo High-Rise (9 stories or more) ......           4        649,293       0.65     162,323        712      67.54
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

                        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama ..................................           7   $    665,720       0.67%   $ 95,103        697      78.31%
Arkansas .................................           1         53,851       0.05      53,851        779      80.00
Arizona ..................................          22      2,373,243       2.39     107,875        722      66.85
California ...............................          75     18,508,399      18.64     246,779        723      62.96
Colorado .................................          12      2,049,701       2.06     170,808        720      70.45
Connecticut ..............................          10      1,398,356       1.41     139,836        699      67.24
District of Columbia .....................           2        569,150       0.57     284,575        712      62.23
Delaware .................................           2        190,827       0.19      95,413        771      71.67
Florida ..................................          40      6,209,821       6.26     155,246        711      66.74
Georgia ..................................          15      1,598,125       1.61     106,542        720      69.91
Hawaii ...................................           2        389,390       0.39     194,695        746      75.35
Iowa .....................................           5        439,759       0.44      87,952        711      86.05
Idaho ....................................           3        543,520       0.55     181,173        752      68.82
Illinois .................................          26      3,990,426       4.02     153,478        721      67.22
Indiana ..................................          17      1,096,533       1.10      64,502        730      74.37
Kansas ...................................           5        712,373       0.72     142,475        764      70.27
Kentucky .................................          10        822,582       0.83      82,258        715      75.60
Louisiana ................................           7        643,395       0.65      91,914        737      70.06
Massachusetts ............................          14      3,655,435       3.68     261,102        736      57.34
Maryland .................................          13      1,942,656       1.96     149,435        724      69.60
Maine ....................................           3        297,328       0.30      99,109        756      50.82
Michigan .................................          18      2,134,928       2.15     118,607        728      75.25
Minnesota ................................           4        517,985       0.52     129,496        731      64.59
Missouri .................................          19      1,558,980       1.57      82,052        736      76.05
Mississippi ..............................           5        292,067       0.29      58,413        700      72.80
Montana ..................................           1         55,419       0.06      55,419        737      80.00
North Carolina ...........................          26      2,405,274       2.42      92,511        714      76.32
New Hampshire ............................           5        963,986       0.97     192,797        751      62.30
New Jersey ...............................          38      5,911,781       5.95     155,573        735      61.84
New Mexico ...............................          15      1,403,692       1.41      93,579        716      72.78
Nevada ...................................          10      1,937,293       1.95     193,729        737      75.00
New York .................................          16      2,264,965       2.28     141,560        733      67.65
Ohio .....................................          30      2,381,273       2.40      79,376        734      75.22
Oklahoma .................................          18      1,752,497       1.77      97,361        693      76.83
Oregon ...................................          12      1,947,970       1.96     162,331        728      64.73
Pennsylvania .............................          18      1,442,510       1.45      80,139        720      75.85
Rhode Island .............................           2        209,506       0.21     104,753        786      56.27
South Carolina ...........................          11        995,769       1.00      90,524        705      82.31
Tennessee ................................           9        707,688       0.71      78,632        727      68.67
Texas ....................................         133     14,885,027      14.99     111,917        720      73.81
Utah .....................................           4        777,399       0.78     194,350        730      79.59
Virginia .................................          22      2,875,797       2.90     130,718        719      68.90
Washington ...............................          21      2,978,456       3.00     141,831        721      73.46
Wisconsin ................................           2        239,349       0.24     119,675        755      80.56
West Virginia ............................           1        252,525       0.25     252,525        693      75.00
Wyoming ..................................           2        232,420       0.23     116,210        675      78.72
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========


No more than 0.9% of the group I loans were secured by mortgaged properties located in any one zip code area in Massachusetts and no more than 0.9% of the group I loans were secured by mortgage properties located in any one zip code area outside Massachusett.

                                MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         304   $ 34,256,240      34.51%   $112,685        719      74.30%
Reduced Documentation ....................         429     65,018,905      65.49     151,559        725      66.05
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

      No more than 22.0% of the reduced loan documentation group I loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes group I loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 3.3% of the group I loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                        MORTGAGE RATES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           1   $     74,506       0.08%   $ 74,506        759      35.00%
4.875 - 4.999 ............................           1        196,189       0.20     196,189        697      69.00
5.000 - 5.124 ............................           1         98,873       0.10      98,873        732      47.00
5.125 - 5.249 ............................           6      1,124,374       1.13     187,396        733      63.60
5.250 - 5.374 ............................          30      5,983,475       6.03     199,449        721      64.76
5.375 - 5.499 ............................          57     11,295,069      11.38     198,159        734      65.73
5.500 - 5.624 ............................          82     12,580,142      12.67     153,416        731      68.35
5.625 - 5.749 ............................          64      9,378,167       9.45     146,534        711      65.96
5.750 - 5.874 ............................          91     12,722,464      12.82     139,807        723      69.99
5.875 - 5.999 ............................         122     17,814,186      17.94     146,018        719      70.00
6.000 - 6.124 ............................          53      6,332,542       6.38     119,482        718      72.30
6.125 - 6.249 ............................          42      5,179,310       5.22     123,317        727      69.48
6.250 - 6.374 ............................          53      5,180,581       5.22      97,747        720      66.94
6.375 - 6.499 ............................          51      4,276,226       4.31      83,848        731      72.00
6.500 - 6.624 ............................          25      2,407,364       2.42      96,295        733      77.23
6.625 - 6.749 ............................          20      1,989,464       2.00      99,473        709      69.91
6.750 - 6.874 ............................          15      1,320,856       1.33      88,057        726      80.75
6.875 - 6.999 ............................           8        618,755       0.62      77,344        700      75.94
7.000 - 7.124 ............................           3        202,833       0.20      67,611        696      75.00
7.125 - 7.249 ............................           1         58,860       0.06      58,860        747      53.00
7.250 - 7.374 ............................           1         29,407       0.03      29,407        785      67.00
7.375 - 7.499 ............................           4        339,239       0.34      84,810        674      74.06
7.500 - 7.624 ............................           2         72,264       0.07      36,132        665      68.50
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the group I loans was approximately 5.8008% per annum

                                NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS IN LOAN GROUP I

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           1   $     74,506       0.08%   $ 74,506        759      35.00%
4.595 ....................................           1        196,189       0.20     196,189        697      69.00
4.720 ....................................           1         98,873       0.10      98,873        732      47.00
4.845 ....................................           6      1,124,374       1.13     187,396        733      63.60
4.970 ....................................          30      5,983,475       6.03     199,449        721      64.76
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......          39   $  7,477,417       7.53%   $191,729        723      64.17%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Group I was approximately 1.413192006%.


                                ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED   WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($) .......     LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         347   $ 21,998,776      22.16%   $ 63,397        723      67.96%
100,001 to 200,000 .......................         260     35,518,333      35.78     136,609        721      69.56
200,001 to 300,000 .......................          60     14,266,388      14.37     237,773        720      68.96
300,001 to 400,000 .......................          36     12,316,236      12.41     342,118        728      70.29
400,001 to 500,000 .......................          18      7,968,516       8.03     442,695        725      69.05
500,001 to 600,000 .......................           6      3,127,044       3.15     521,174        739      66.78
600,001 to 700,000 .......................           4      2,487,961       2.51     621,990        724      73.16
700,001 to 800,000 .......................           1        713,430       0.72     713,430        681      61.00
800,001 to 900,000 .......................           1        878,461       0.88     878,461        784      45.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723      68.89%
                                             =========   ============   ========

                                        ORIGINAL LTV RATIOS OF THE GROUP I LOANS

                                              NUMBER                    PERCENT                WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE
                                              GROUP I     PRINCIPAL     GROUP I     PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   --------    --------   --------
50.00 or less ............................         119   $ 14,902,416      15.01%   $125,230        733
50.01 to 55.00 ...........................          29      3,134,149       3.16     108,074        725
55.01 to 60.00 ...........................          42      7,490,161       7.54     178,337        736
60.01 to 65.00 ...........................          47      6,514,949       6.56     138,616        715
65.01 to 70.00 ...........................          74     10,627,199      10.70     143,611        724
70.01 to 75.00 ...........................         112     16,105,058      16.22     143,795        725
75.01 to 80.00 ...........................         232     32,134,181      32.37     138,509        721
80.01 to 85.00 ...........................          15      1,690,757       1.70     112,717        705
85.01 to 90.00 ...........................          34      3,483,361       3.51     102,452        701
90.01 to 95.00 ...........................          26      2,926,433       2.95     112,555        706
95.01 to 100.00 ..........................           3        266,480       0.27      88,827        786
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         733   $ 99,275,146     100.00%   $135,437        723
                                             =========   ============   ========


     The weighted average LTV ratio at origination of the group I loans was approximately 68.89%.

                                        CREDIT SCORE OF THE GROUP II LOANS

                                                 NUMBER                  PERCENT                WEIGHTED
                                                   OF                       OF      AVERAGE     AVERAGE
                                                GROUP II     PRINCIPAL   GROUP II   PRINCIPAL     LTV
CREDIT SCORE RANGE                               LOANS       BALANCE      LOANS     BALANCE      RATIO
------------------------------------------    ------------   --------    --------   --------   --------
600 - 619 ................................           1   $    116,098       0.03%   $116,098      70.00%
620 - 639 ................................          53      5,490,843       1.30     103,601      79.80
640 - 659 ................................          96     13,357,098       3.17     139,136      80.27
660 - 679 ................................         205     36,149,068       8.59     176,337      77.75
680 - 699 ................................         437     73,352,853      17.43     167,855      76.92
700 - 719 ................................         440     72,271,701      17.18     164,254      77.18
720 - 739 ................................         421     69,751,684      16.58     165,681      76.98
740 - 759 ................................         389     59,549,416      14.15     153,083      76.86
760 - 779 ................................         322     51,004,281      12.12     158,398      77.91
780 - 799 ................................         191     32,251,808       7.66     168,858      75.45
800 or greater ...........................          52      7,487,402       1.78     143,988      73.87
                                                         ------------   --------    --------   --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405      77.13%
                                             =========   ============   ========

         The minimum and maximum credit scores of the group II loans were 617 and 816, respectively, and the weighted average credit score of the group II loans was 723

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005


                                           OCCUPANCY TYPES OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................       1,787   $316,652,364      75.25%   $177,198        724       77.20%
Second/Vacation ..........................          29      6,625,145       1.57     228,453        714       75.90
Non-Owner Occupied .......................         791     97,504,742      23.17     123,268        723       77.01
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========


                                        MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................       1,681   $248,364,332      59.02%   $147,748        734       79.95%
Rate/Term Refinance ......................         269     42,635,301      10.13     158,496        711       74.72
Equity Refinance .........................         657    129,782,617      30.84     197,538        708       72.52
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========



                                      MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS


                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................       1,787   $286,727,765      68.14%   $160,452        723       77.20%
Two-to-four family units .................         404     60,908,156      14.47     150,763        721       77.43
Planned Unit Developments (detached) .....         197     43,665,468      10.38     221,652        723       75.04
Condo Low-Rise (less than 5 stories) .....         135     17,151,865       4.08     127,051        732       77.96
Planned Unit Developments (attached) .....          39      6,533,757       1.55     167,532        723       79.69
Townhouse ................................          35      3,552,724       0.84     101,506        730       81.39
Condo High-Rise (9 stories or more) ......           8      1,887,341       0.45     235,918        732       78.99
Condo Mid-Rise (5 to 8 stories) ..........           2        355,175       0.08     177,587        685       84.18
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========


                        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alaska ...................................           3   $    477,690       0.11%   $159,230        704       79.37%
Alabama ..................................          33      3,831,111       0.91     116,094        708       79.37
Arkansas .................................           5        493,972       0.12      98,794        739       81.57
Arizona ..................................          64     10,326,344       2.45     161,349        721       77.88
California ...............................         222     68,446,203      16.27     308,316        723       71.15
Colorado .................................          50      9,869,268       2.35     197,385        723       78.25
Connecticut ..............................          27      5,571,406       1.32     206,348        715       80.30
District of Columbia .....................          11      2,095,861       0.50     190,533        722       72.36
Delaware .................................           2        527,020       0.13     263,510        759       65.28
Florida ..................................         163     29,059,915       6.91     178,282        718       76.10
Georgia ..................................          67      8,652,201       2.06     129,137        718       78.68
Hawaii ...................................           8      2,791,209       0.66     348,901        714       75.09
Iowa .....................................          10        852,855       0.20      85,285        711       83.78
Idaho ....................................          29      3,355,719       0.80     115,714        727       79.54
Illinois .................................          74     12,490,140       2.97     168,786        720       78.69
Indiana ..................................          80      6,699,966       1.59      83,750        712       82.25
Kansas ...................................          20      2,108,741       0.50     105,437        698       81.73
Kentucky .................................          18      2,191,058       0.52     121,725        735       80.95
Louisiana ................................          60      6,829,402       1.62     113,823        713       81.05
Massachusetts ............................          28      6,910,470       1.64     246,803        721       75.97
Maryland .................................          93     17,004,023       4.04     182,839        730       78.06
Maine ....................................           2        288,661       0.07     144,330        722       90.44
Michigan .................................          77      8,803,170       2.09     114,327        722       79.47
Minnesota ................................          28      4,015,596       0.95     143,414        718       79.85
Missouri .................................          65      6,955,425       1.65     107,007        719       80.93
Mississippi ..............................          13      1,212,430       0.29      93,264        708       80.59
Montana ..................................           6      1,290,891       0.31     215,149        702       80.49
North Carolina ...........................          59      7,110,695       1.69     120,520        728       79.29
North Dakota .............................           2        157,843       0.04      78,922        748       85.55
Nebraska .................................          10        956,257       0.23      95,626        714       86.53
New Hampshire ............................           8      1,204,792       0.29     150,599        733       84.70
New Jersey ...............................          63     13,761,507       3.27     218,437        708       75.81
New Mexico ...............................          38      6,148,506       1.46     161,803        725       77.81
Nevada ...................................          43      9,203,488       2.19     214,035        718       72.37
New York .................................          37      7,235,123       1.72     195,544        723       70.32
Ohio .....................................          92     10,684,463       2.54     116,135        724       81.64
Oklahoma .................................          24      2,502,836       0.59     104,285        705       82.57
Oregon ...................................          60     11,015,594       2.62     183,593        740       77.34
Pennsylvania .............................          94      9,778,591       2.32     104,028        736       80.03
Rhode Island .............................          25      5,296,279       1.26     211,851        708       81.24
South Carolina ...........................          19      2,906,084       0.69     152,952        721       81.76
South Dakota .............................           1        196,370       0.05     196,370        770       80.00
Tennessee ................................          39      4,555,337       1.08     116,804        731       79.79
Texas ....................................         429     54,046,599      12.84     125,983        727       79.81
Utah .....................................          29      4,055,908       0.96     139,859        728       79.29
Virginia .................................         128     24,603,533       5.85     192,215        739       75.56
Vermont ..................................           1         66,374       0.02      66,374        710       90.00
Washington ...............................         111     17,086,280       4.06     153,930        721       78.33
Wisconsin ................................          23      3,239,423       0.77     140,844        730       78.26
West Virginia ............................           6        620,283       0.15     103,381        734       80.37
Wyoming ..................................           8      1,199,337       0.29     149,917        722       76.85
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted
Average ..................................       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========

         No more than 0.4% of the group II loans were secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.4% of the group II loans will be secured by mortgaged properties located in any one zip code area outside Nevada.

                                MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................       1,698   $239,407,958      56.90%   $140,994        722       79.98%
Reduced Documentation ....................         909    181,374,293      43.10     199,532        725       73.37
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========

         No more than 28.5% of the reduced loan documentation group II loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes group II loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.0% of the group II loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                               MORTGAGE RATES OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------    --------
5.375 - 5.499 ............................           5   $  1,579,199       0.38%   $315,840        752       80.00%
5.500 - 5.624 ............................          14      2,639,869       0.63     188,562        745       73.76
5.625 - 5.749 ............................          16      3,823,408       0.91     238,963        749       70.95
5.750 - 5.874 ............................          78     17,829,760       4.24     228,587        732       75.11
5.875 - 5.999 ............................         200     44,388,386      10.55     221,942        731       75.48
6.000 - 6.124 ............................         218     40,294,145       9.58     184,836        731       75.14
6.125 - 6.249 ............................         262     48,812,421      11.60     186,307        727       75.82
6.250 - 6.374 ............................         353     59,264,790      14.08     167,889        724       77.06
6.375 - 6.499 ............................         295     47,608,429      11.31     161,385        727       76.85
6.500 - 6.624 ............................         332     47,579,880      11.31     143,313        718       77.09
6.625 - 6.749 ............................         179     26,357,111       6.26     147,246        720       79.49
6.750 - 6.874 ............................         216     29,253,213       6.95     135,432        720       79.39
6.875 - 6.999 ............................         192     25,153,435       5.98     131,007        711       80.18
7.000 - 7.124 ............................          65      7,690,697       1.83     118,318        703       79.55
7.125 - 7.249 ............................          39      4,388,165       1.04     112,517        704       80.92
7.250 - 7.374 ............................          50      4,872,193       1.16      97,444        706       80.05
7.375 - 7.499 ............................          30      2,318,031       0.55      77,268        691       83.89
7.500 - 7.624 ............................          29      2,910,153       0.69     100,350        687       81.02
7.625 - 7.749 ............................           9        775,704       0.18      86,189        697       84.12
7.750 - 7.874 ............................          13      1,576,007       0.37     121,231        683       82.62
7.875 - 7.999 ............................           9      1,294,808       0.31     143,868        671       78.88
8.000 - 8.124 ............................           2        313,097       0.07     156,549        736       90.00
8.375 - 8.499 ............................           1         59,351       0.01      59,351        722       70.00
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted
Average ..................................       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the group II loans was approximately 6.3393% per annum

                                    NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS IN LOAN GROUP II

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------    --------
5.095 ....................................           5   $  1,579,199       0.38%   $315,840        752       80.00%
5.220 ....................................          14      2,639,869       0.63     188,562        745       73.76
5.345 ....................................          16      3,823,408       0.91     238,963        749       70.95
5.470 ....................................          78     17,829,760       4.24     228,587        732       75.11
5.595 ....................................         200     44,388,386      10.55     221,942        731       75.48
5.720 ....................................         216     39,791,191       9.46     184,218        730       75.15
5.795 ....................................           1        331,872       0.08     331,872        772       71.00
5.845 ....................................         262     48,812,421      11.60     186,307        727       75.82
5.970 ....................................         353     59,264,790      14.08     167,889        724       77.06
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       1,145   $218,460,896      51.92%   $190,796        729       75.82%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Group II was approximately 4.118416130%.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED    WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE     AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT       LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE       RATIO
------------------------------------------   ---------   ------------   --------    --------   --------    --------
100,000 or less ..........................         929   $ 68,737,771      16.34%   $ 73,991        722       79.00%
100,001 to 200,000 .......................       1,096    161,517,946      38.39     147,370        728       78.47
200,001 to 300,000 .......................         326     78,922,853      18.76     242,095        717       77.36
300,001 to 400,000 .......................         129     45,211,417      10.74     350,476        726       75.15
400,001 to 500,000 .......................          68     30,729,930       7.30     451,911        719       75.00
500,001 to 600,000 .......................          37     20,148,398       4.79     544,551        714       73.67
600,001 to 700,000 .......................          15      9,457,644       2.25     630,510        722       68.30
700,001 to 800,000 .......................           1        767,883       0.18     767,883        731       65.00
800,001 to 900,000 .......................           4      3,378,132       0.80     844,533        759       65.22
900,001 to 1,000,000 .....................           2      1,910,277       0.45     955,139        729       74.89
                                             ---------   ------------   --------    --------   --------    --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723       77.13%
                                             =========   ============   ========

                                     ORIGINAL LTV RATIOS OF THE GROUP II LOANS

                                              NUMBER                    PERCENT                WEIGHTED
                                                OF                         OF       AVERAGE    AVERAGE
                                             GROUP II     PRINCIPAL     GROUP II    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   --------    --------   --------
50.00 or less ............................          87   $ 14,428,827       3.43%   $165,849        722
50.01 to 55.00 ...........................          37      7,593,179       1.80     205,221        730
55.01 to 60.00 ...........................          45      8,784,488       2.09     195,211        736
60.01 to 65.00 ...........................          63     14,584,872       3.47     231,506        731
65.01 to 70.00 ...........................         127     29,332,683       6.97     230,966        721
70.01 to 75.00 ...........................         246     42,337,298      10.06     172,103        718
75.01 to 80.00 ...........................       1,563    248,390,465      59.03     158,919        726
80.01 to 85.00 ...........................          42      5,495,061       1.31     130,835        727
85.01 to 90.00 ...........................         293     35,898,121       8.53     122,519        711
90.01 to 95.00 ...........................          99     13,404,126       3.19     135,395        708
95.01 to 100.00 ..........................           5        533,130       0.13     106,626        759
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       2,607   $420,782,251     100.00%   $161,405        723
                                             =========   ============   ========

The weighted average LTV ratio at origination of the group II loans was approximately 77.13%.

         The decrement tables for the Class I-A-P Certificates and the Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                          CLASS I-A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        50%       100%       150%         200%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005                                        .....     100%       100%      100%        100%         100%
March 2006.............................................      99         90        81          71           62
March 2007.............................................      97         80        64          49           37
March 2008.............................................      96         71        50          34           22
March 2009.............................................      94         63        39          23           13
March 2010.............................................      93         55        31          16            8
March 2011.............................................      91         49        24          11            4
March 2012.............................................      89         43        19           8            3
March 2013.............................................      87         38        15           5            2
March 2014.............................................      85         33        12           4            1
March 2015.............................................      83         29         9           2            1
March 2016.............................................      81         26         7           2            *
March 2017.............................................      78         22         5           1            *
March 2018.............................................      76         19         4           1            *
March 2019.............................................      73         17         3           1            *
March 2020.............................................      70         15         3           *            *
March 2021.............................................      67         13         2           *            *
March 2022.............................................      64         11         1           *            *
March 2023.............................................      60          9         1           *            *
March 2024.............................................      56          8         1           *            *
March 2025.............................................      52          6         1           *            *
March 2026.............................................      48          5         *           *            *
March 2027.............................................      44          4         *           *            *
March 2028.............................................      39          3         *           *            *
March 2029.............................................      34          3         *           *            *
March 2030.............................................      29          2         *           *            *
March 2031.............................................      23          1         *           *            *
March 2032.............................................      17          1         *           *            *
March 2033.............................................      10          1         *           *            *
March 2034.............................................       4          *         *           *            *
March 2035.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      18.93       7.69      4.25        2.80         2.02

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.
(TABLE CONTINUED ON NEXT PAGE.)

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS II-A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                              0%       50%       100%       150%         200%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................      100%       100%       100%       100%         100%
March 2006.............................................       95         87         79         71           63
March 2007.............................................       90         75         61         49           38
March 2008.............................................       85         64         47         34           23
March 2009.............................................       79         55         36         23           14
March 2010.............................................       73         46         28         16            8
March 2011.............................................       67         38         21         10            5
March 2012.............................................       60         31         15          7            3
March 2013.............................................       53         25         11          4            2
March 2014.............................................       46         20          8          3            1
March 2015.............................................       38         15          5          2            *
March 2016.............................................       30         11          3          1            *
March 2017.............................................       22          7          2          1            *
March 2018.............................................       13          4          1          *            *
March 2019.............................................        3          1          *          *            *
March 2020.............................................        0          0          0          0            0
Weighted Average Life in Years** (to Maturity).........        8.08       5.31       3.70       2.71         2.07

--------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         o the Class I-A-P Certificates and the Class II-A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                   ASSUMED MORTGAGE CHARACTERISTICS - CLASS I-A-P CERTIFICATES

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................    $  218,460,895.50       $  02,321,355.14
Weighted average mortgage rate .................         6.0329392589%          6.6705000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3299577201%
Weighted average original term to maturity
(months) .......................................                  359                    359
Weighted average remaining term
to maturity (months) ...........................                  354                    354



                   ASSUMED MORTGAGE CHARACTERISTICS - CLASS II-A-P CERTIFICATES


                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................     $   7,477,416.78       $  91,797,728.82
Weighted average mortgage rate .................         5.2093403997%          5.8489000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3308794174%
Weighted average original term to maturity
(months) .......................................                  178                    179
Weighted average remaining term
to maturity (months) ...........................                  172                    173

         The pre-tax yield to maturity tables for the Class I-A-P Certificates and the Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate, Variable Strip and Class I-A-4 Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
                      CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              50%             100%             150%            200%
---------------------------------     -------          ------          ------          -------          -------
$6,520,526....................        1.765%           4.814%          9.000%          13.841%          19.341%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
                      CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              50%             100%             150%            200%
---------------------------------     -------          ------          ------          -------          -------
$78,944.......................        3.793%           6.050%          9.000%          12.565%          16.703%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P Certificates and Class II-A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS16(POOL # 4961) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4961
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76110HJ59   325,000,000.00 317,913,565.05     5.500000  %  7,353,838.22
I-A-2   76110HJ67    15,000,000.00  15,000,000.00     5.500000  %          0.00
I-A-3   76110HJ75    17,496,000.00  17,496,000.00     5.500000  %          0.00
I-A-4   76110HJ83             0.00           0.00     6.000000  %          0.00
I-A-5   76110HJ91    43,000,000.00  43,000,000.00     5.500000  %          0.00
II-A-1  76110HK24   100,459,000.00  96,530,352.13     5.000000  %    901,552.28
I-A-P   76110HK32     9,107,012.76   9,047,222.29     0.000000  %     82,642.46
I-A-V   76110HK40             0.00           0.00     0.164025  %          0.00
II-A-P  76110HK57       107,120.64     106,223.97     0.000000  %        553.71
II-A-V  76110HK65             0.00           0.00     0.479619  %          0.00
R-I     76110HK73           100.00           0.00     6.000000  %          0.00
R-II    76110HK81           100.00           0.00     5.000000  %          0.00
R-III   76110HK99           100.00           0.00     6.000000  %          0.00
I-M-1   76110HL23     9,691,700.00   9,673,635.72     6.000000  %      9,026.18
I-M-2   76110HL31     3,876,400.00   3,869,174.81     6.000000  %      3,610.21
I-M-3   76110HL49     2,153,600.00   2,149,585.92     6.000000  %      2,005.71
II-M-1  76110HL56     2,496,200.00   2,478,285.82     5.000000  %      9,134.17
II-M-2  76110HL64       208,000.00     206,507.27     5.000000  %        761.12
II-M-3  76110HL72       312,000.00     309,760.91     5.000000  %      1,141.68
I-B-1   76110HL80     2,153,500.00   2,149,486.11     6.000000  %      2,005.62
I-B-2   76110HL98     1,292,100.00   1,289,691.66     6.000000  %      1,203.37
I-B-3   76110HM22     1,938,287.73   1,934,674.98     6.000000  %      1,805.19
II-B-1  76110HM30       156,000.00     154,880.45     5.000000  %        570.84
II-B-2  76110HM48       104,000.00     103,253.64     5.000000  %        380.56
II-B-3  76110HM55       156,061.08     154,941.10     5.000000  %        571.07

-------------------------------------------------------------------------------
                  534,707,282.21   523,567,241.83                  8,370,802.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1   1,457,067.23  8,810,905.45            0.00       0.00    310,559,726.83
I-A-2      68,748.27     68,748.27            0.00       0.00     15,000,000.00
I-A-3      80,187.99     80,187.99            0.00       0.00     17,496,000.00
I-A-4     163,916.53    163,916.53            0.00       0.00              0.00
I-A-5     197,078.38    197,078.38            0.00       0.00     43,000,000.00
II-A-1    402,209.80  1,303,762.08            0.00       0.00     95,628,799.85
I-A-P           0.00     82,642.46            0.00       0.00      8,964,579.83
I-A-V      57,888.73     57,888.73            0.00       0.00              0.00
II-A-P          0.00        553.71            0.00       0.00        105,670.26
II-A-V     39,985.88     39,985.88            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      48,366.96     57,393.14            0.00       0.00      9,664,609.54
I-M-2      19,345.39     22,955.60            0.00       0.00      3,865,564.60
I-M-3      10,747.66     12,753.37            0.00       0.00      2,147,580.21
II-M-1     10,326.19     19,460.36            0.00       0.00      2,469,151.65
II-M-2        860.45      1,621.57            0.00       0.00        205,746.15
II-M-3      1,290.67      2,432.35            0.00       0.00        308,619.23
I-B-1      10,747.16     12,752.78            0.00       0.00      2,147,480.49
I-B-2       6,448.30      7,651.67            0.00       0.00      1,288,488.29
I-B-3       9,673.13     11,478.32            0.00       0.00      1,932,869.79
II-B-1        645.34      1,216.18            0.00       0.00        154,309.61
II-B-2        430.22        810.78            0.00       0.00        102,873.08
II-B-3        645.59      1,216.66            0.00       0.00        154,370.03

-------------------------------------------------------------------------------
        2,586,609.87 10,957,412.26            0.00       0.00    515,196,439.44
===============================================================================































Run:        04/04/05     17:05:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS16(POOL # 4961) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4961
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   978.195585   22.627195     4.483284    27.110479   0.000000  955.568390
I-A-2  1000.000000    0.000000     4.583218     4.583218   0.000000 1000.000000
I-A-3  1000.000000    0.000000     4.583218     4.583218   0.000000 1000.000000
I-A-4     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-A-5  1000.000000    0.000000     4.583218     4.583218   0.000000 1000.000000
II-A-1  960.893022    8.974331     4.003721    12.978052   0.000000  951.918692
I-A-P   993.434679    9.074596     0.000000     9.074596   0.000000  984.360084
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  991.629309    5.169032     0.000000     5.169032   0.000000  986.460277
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   998.136108    0.931331     4.990555     5.921886   0.000000  997.204777
I-M-2   998.136108    0.931331     4.990556     5.921887   0.000000  997.204777
I-M-3   998.136106    0.931329     4.990555     5.921884   0.000000  997.204777
II-M-1  992.823418    3.659230     4.136764     7.795994   0.000000  989.164188
II-M-2  992.823419    3.659231     4.136779     7.796010   0.000000  989.164188
II-M-3  992.823419    3.659231     4.136763     7.795994   0.000000  989.164188
I-B-1   998.136108    0.931330     4.990555     5.921885   0.000000  997.204777
I-B-2   998.136106    0.931329     4.990558     5.921887   0.000000  997.204777
I-B-3   998.136109    0.931332     4.990554     5.921886   0.000000  997.204777
II-B-1  992.823419    3.659231     4.136795     7.796026   0.000000  989.164188
II-B-2  992.823419    3.659231     4.136731     7.795962   0.000000  989.164188
II-B-3  992.823396    3.659208     4.136778     7.795986   0.000000  989.164188

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS16 (POOL #  4961)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4961
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                      109,184.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    21,229.17

SUBSERVICER ADVANCES THIS MONTH                                       58,221.09
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    49   6,882,179.02

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,649,501.47

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     699,197.13


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     515,196,439.43

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        3,317

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,606,215.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         95.32555200 %     0.00000000 %    4.67444800 %
PREPAYMENT PERCENT            0.00000000 %     0.00000000 %  100.00000000 %
NEXT DISTRIBUTION            95.25585570 %     0.00000000 %    4.74414430 %

      BANKRUPTCY AMOUNT AVAILABLE                         286,749.00
      FRAUD AMOUNT AVAILABLE                           15,261,230.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,082,664.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.23391400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              318.99

POOL TRADING FACTOR:                                                96.35111706


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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS16 (POOL #  4961)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4961
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       88,302.76
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    15,451.52

SUBSERVICER ADVANCES THIS MONTH                                       50,693.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    46   6,007,633.38

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,582,427.13

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     699,197.13


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     416,066,899.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,586

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,060,313.86

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.91737600 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.83014700 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         186,749.00
      FRAUD AMOUNT AVAILABLE                           12,921,264.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,307,088.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33700908
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              353.80

POOL TRADING FACTOR:                                                96.60051039


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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS16 (POOL #  4961)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4961
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,881.87
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,777.65

SUBSERVICER ADVANCES THIS MONTH                                        7,527.27
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     874,545.64

 (B)  TWO MONTHLY PAYMENTS:                                    1      67,074.34

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      99,129,539.85

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          731

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      545,902.10

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.59025600 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.57146300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,339,966.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,775,576.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80120291
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              172.90

POOL TRADING FACTOR:                                                95.31825678